As filed with the Securities and Exchange Commission on August 27, 2024

Registration No. 333-226610

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Jianpu Technology Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

5F Times Cyber Building, 19 South Haidian Road
Haidian District, Beijing
People’s Republic of China
Phone: +86-10-6242-7068
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Global Share Plan
(Full title of the plan)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
Telephone: +1-302-738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒
Emerging growth company ☐		Smaller reporting company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Copies to:

Yilü (Oscar) Chen Chief Financial Officer Jianpu Technology Inc. 5F Times Cyber Building, 19 South Haidian Road Haidian District, Beijing People’s Republic of China +86-10-6242-7068	Haiping Li, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen’s Road Central, Hong Kong +852-3740-4700

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 is being filed solely for the purpose of filing Exhibit 10.4 to this registration statement on Form S-8 (Registration No. 333-226610), which was initially filed on August 6, 2018 and amended by the Post-Effective Amendment No. 1 thereto filed on July 8, 2022 (the “Registration Statement”), and amending the exhibit index of the Registration Statement, to reflect an amendment of the Global Share Plan. Amendment No. 2 to the Global Share Plan is filed herewith as Exhibit 10.4. No additional securities are being registered. No changes have been made to the Registration Statement other than this explanatory note and the exhibit index of the Registration Statement. Accordingly, this Post-Effective Amendment No. 2 consists only of the cover page, this explanatory note, the amended exhibit index of the Registration Statement and the exhibits filed herewith.

EXHIBIT INDEX

Exhibit Number	Description
4.1†	Amended and Restated Memorandum and Articles of Association of the Registrant, effective November 16, 2017 (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1 filed on October 20, 2017 (File No. 333-221056))
4.2†	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3) (incorporated herein by reference to Exhibit 4.3 to the amendment to registration statement on Form F-1 filed on November 13, 2017 (File No. 333-221056))
4.3†	Registrant’s Specimen Certificate for Class A ordinary shares (incorporated herein by reference to Exhibit 4.2 to the amendment to registration statement on Form F-1 filed on November 3, 2017 (File No. 333-221056))
4.4†	Form of Deposit Agreement among the Registrant, the depositary and holder of the American Depositary Receipts (incorporated herein by reference to Exhibit 4.3 to the amendment to registration statement on Form F-1 filed on November 13, 2017 (File No. 333-221056))
4.5†	Form of Amendment No. 1 to the Deposit Agreement among the Registrant, the depositary and holder of the American Depositary Receipts (including the form of American Depositary Receipt) (incorporated herein by reference to Exhibit (a)(2) to the post-effective amendment No. 1 to registration statement on Form F-6 filed on October 30, 2020 (File No. 333-221356))
5.1†	Opinion of Walkers, Cayman Islands counsel to the Registrant, regarding the legality of the Class A ordinary shares being registered
10.1†	2017 Share Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1 filed on October 20, 2017 (File No. 333-221056))
10.2†	Global Share Plan (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1 filed on October 20, 2017 (File No. 333-221056))
10.3†	Amendment No. 1 to the Global Share Plan
10.4*	Amendment No. 2 to the Global Share Plan
23.1†	Consent of PricewaterhouseCoopers Zhong Tian LLP, Independent Registered Public Accounting Firm
23.2†	Consent of Walkers (included in Exhibit 5.1)
24.1†	Power of Attorney (included on signature page)
24.2*	Power of Attorney (included on signature page)

* Filed herewith.

† Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China on August 27, 2024.

Jianpu Technology Inc.

By:	/s/ Daqing (David) Ye
Name:	Daqing (David) Ye
Title:	Chief Executive Officer

POWER OF ATTORNEY

Kuang-Yu (Jeff) Liao constitutes and appoints Mr. Daqing (David) Ye with full power to act alone, as his true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on August 27, 2024.

Signature	Title

/s/ Daqing (David) Ye	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)
Daqing (David) Ye

*
Jiayan Lu	Director

*
Caofeng Liu	Director

*
Yilü (Oscar) Chen	Director and Chief Financial Officer (principal financial and accounting officer)

*
Ting Bun Denny Lee	Director

*
Xiaoyan Zhang	Director

/s/ Kuang-yu (Jeff) Liao
Kuang-yu (Jeff) Liao	Director

*By	/s/ Daqing (David) Ye
Name: Daqing (David) Ye
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Jianpu Technology Inc., has signed this Post-Effective Amendment No. 2 to the Registration Statement in Newark, Delaware on August 27, 2024.

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director